Exhibit 99.1

 A NASDAQ Traded Company - Symbol HBNC  July 30, 2019

 This presentation may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon Bancorp, Inc. and its affiliates (collectively, “Horizon”). For these statements, Horizon claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in the presentation materials should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Horizon’s reports filed with the Securities and Exchange Commission, including those described in Horizon’s Annual Report on Form 10-K. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.  Forward-Looking Statements

 Craig M. DwightChairman & Chief Executive OfficerMark E. SecorExecutive Vice President & Chief Financial Officer  *

 Dynamic MidwestMarket  *

 Indiana and Michigan… The Right Side of Chicago  Chicago-High Taxes & Cost of Living-Low Credit Rating-Unfriendly Business Environment

 *  Market Place Dynamics  Midland, MichiganDow Chemical’s commitment to the market.Chemical Bank relocates headquarters.Oakland County, Michigan5th richest county in the country.Northwest IndianaDouble commuter track addition to the South Shore train lines.Cost of living in Chicago.Fort Wayne, IndianaLowest cost of living of any United States city.Best city to raise a family in the United States.Lafayette, IndianaPurdue University collaborates with contiguous cities of Lafayette and West Lafayette.Subaru and other manufacturers expanding facilities.Greater Indianapolis, Indiana exhibits strong growth.

 BranchesLoan Production Office  *  An Emerging Regional Bank  Locations – 76Counties – 31  Michigan  Indiana  Ohio  Illinois  Total Loans – June 30, 2019Indiana – $2.60 billion Michigan – $1.07 billion

 ProvenPerformance  *

 ($’s in millions, except per share data)Category   December2008  December2018  June2019  Assets  $1,387  $4,247  $5,099  Loans  $888  $3,014  $3,668  Deposits  $952  $3,139  $3,931  Trust Assets Under Management  $337  $2,458  $3,413  Market Capitalization  $41  $606  $737  Stock Price  $2.47  $15.78  $16.34  Average Daily Trading Volume (1)  #1,766  #78,413  #87,633  *  Growth Creates Shareholder Value  Footnote Index included in Appendix

 ($’s in Millions)  December 31, 2013  June 30, 2019  CAGR  OrganicCAGR  Commercial (“C&I”)  $102  $517  34%  12%  Commercial Real Estate (“CRE”)  402  1,545  28%  12%  Res. Real Estate (“Res. RE”)  287  951  24%  7%  Consumer (“I/L”)  280  655  17%  11%  Total  $1,071  $3,668  25%  11%  *  High Quality, Well Diversified Loan Portfolio  2013  2019  (2)  (2)  Footnote Index included in Appendix

 Managing Commercial Real Estate Concentration Risk  December 31, 2017  *  Footnote Index included in Appendix

 ($’s in Millions)  December 31, 2013Balance  June 30, 2019Balance  December 31, 2013Cost  June 30, 2019Cost  Non-interest (“NIB”)  $231  $810  0.00%  0.00%  Interest (“IB Trans.”)  780  2,154  0.14%  0.70%  Time Deposits (“CDs”)   280  967  1.53%  2.04%  Total  $1,291  $3,931  0.44%  0.90%  *  Strong Core Deposit Mix  2013  2019

 ($’s in Millions)  December 31, 2013  June 30, 2019  CAGR  June 30, 2019 Cost  Non-interest (“NIB”)  $231  $810  26%  0.00%  Interest (“IB Trans.”)  780  2,154  20%  0.70%  Time Deposits (“CDs”)   280  967  25%  2.04%  Borrowings (“Debt”)  289  492  10%  2.88%  Total  $1,579  $4,423  21%  1.16%  *  Low Cost Funding Mix  2013  2019

 *  Stable Net Interest Margin  Footnote Index included in Appendix

 Historical EarningsDemonstrates Ability to Execute  *

 Retail BankingBusiness BankingMortgage BankingWealth Management  Complementary Revenue Streams that are Counter-Cyclical to Varying Economic Cycles  *  Focused & Consistent Revenue Streams

 *  Low Dependence on Mortgage Revenue  (5)  Footnote Index included in Appendix  ($’s in millions)

 *  Mass & Scale Resultsin Efficiency Gains  Footnote Index included in Appendix  (6)

 *  Building Shareholder Value after Acquisitions  Footnote Index included in Appendix

 *  Increased Liquidity & DividendsAligned with Earnings Growth  Avg. Daily Volume  Dividends  Footnote Index included in Appendix

 Salin Bancshares, Inc.Adds Attractive Deposit & GrowthMarkets  *

 *  Salin Bancshares, Inc.Overview  Branch Networks  Salin BranchesHorizon Branches  Transaction Highlights  StrategicComplements Horizon’s existing markets in central and northern IndianaEnhances Horizon’s presence in attractive markets of Columbus, Fort Wayne, Lafayette and IndianapolisAttractive core deposit baseFinancialEPS accretion of ~ 7.2% in 2020 (first full year of fully phased-in cost saves)Minimal tangible book value earned-back in ~3.1 years (crossover method)Internal rate of return 25%+Transaction PricingPrice/Tangible Book Value ~ 168%Price/LTM Earnings ~ 37.1xPrice/2019 Earnings + Cost Savings ~8.7xCore Deposit Premium ~ 7.6%Transaction AssumptionsCost savings 45% fully phased-in  March 26, 2019 Financial Snapshot  $927.8 million of total assets$741.2 million of total deposits$583.7 million of total loans  Footnote Index included in Appendix

 Building Future Shareholder Value  *  GrowthOperational LeverageEnterprise Risk Management

 Growth MarketsFuture Markets  *  GrandRapids  AnnArbor  NWOhio  FortWayne  Lafayette  Kalamazoo  SouthBend  Warsaw  Indianapolis  NWIndiana  Market Opportunities Abound  Midland  Troy  CentralIllinois  PeopleMarket ShareMergers & Acquisitions

 Considerable Opportunitiesto Gain Market Share  *  Footnote Index included in Appendix

 Proven Ability to Capitalize  *  Footnote Index included in Appendix  11OrganicExpans.  St. Joseph,S. Bend,Elkhart,Merrillville  Kalamazoo,Indianapolis  Carmel  Ft. Wayne,Grand Rapids  Columbus, Noblesville,Holland    14M&A  Anchor Mtg.,Alliance  American Trust,Heartland  1st Mtg.,Summit,Peoples  Farmers,LaPorte,CNB  Bargersville,Lafayette,Wolverine  Salin  (10)

 *  Number of Banks Headquartered in Indiana and Michigan (11)  Merger OpportunitiesContinue to Flourish  On average, approximately 5% of the Banks sold each year.IN & MI 9 + IL 8 + OH 5 ~ 22  Footnote Index included in Appendix  9  24  13  9  10  9  14  13  17  8  9

 *  Operational Leverage -Mass & Scale Works  ($’s in thousands)  ($’s in thousands)   Avg. Assets $639 $1,118 $1,394 $1,950 $4,063 $4,679  7x  2x  Footnote Index included in Appendix

 Branch Rationalization as Customers Expand Use of TechnologyClosed 10 Branches in 2019 (4 – Horizon, 1 – LPO, 5 – Salin)Plan to Close 1 Additional Branch September 2019Closed 12 Branches from 2008 to 2018Continue to Rationalize Retail LocationsLeverage Investments in Technology (Structural Change)To Enhance the Customer’s ExperienceTo Improve Internal Processes and Link SystemsData Mining  *  Continue to Focus on Operational Leverage

 Diversified Balance SheetDiversified Revenue StreamsDiversified Footprint (College Towns)Proven Performance Through Multiple RecessionsCentralized Operations  *  Sound EnterpriseRisk Management

 Why Invest inHorizon Bancorp, Inc.  *

 *  Value Investment  As of March 31, 2019  HBNC  SNL Peer$1.0B - $5.0B  Variance  Price/Tangible Book Value  168%  152%  16%  Price/EPS (Last 12 Months)HBNC EPS LTM $1.33  12.1x  13.9x  (1.8)x  Price/EPS (Consensus Estimate 2020)HBNC 2020 EPS Consensus Est. $1.71   9.1x  10.3x  (1.2)x  Dividend Yield (as of June 30, 2019)  2.9%  1.9%  1.0%

 HBNC 2019 1st QTD Eff. Ratio – 58.9%  *  Moving Towards the Sweet Spot of Efficiency  Banks by Total Assets  Footnote Index included in Appendix

 *  ValueGrowthOperational LeverageProven Ability to Execute the PlanSound Enterprise Risk Management

 Horizon Outperforms the Market For Total Shareholder Return(as of June 30, 2019)  *  Horizon Bancorp, Inc.: 5-Year Total Return Comparison  Footnote Index included in Appendix

 A NASDAQ Traded Company - Symbol HBNC

 Appendix  *

 IndianaRanked 5th Best State for Business by Chief Executive Magazine in 2019 and 2018Ranked 2nd in Infrastructure, 4th in Business Friendliness, 5th in Cost of Doing Business, 10th in Cost of Living by CNBC’s Ranking of America’s Top States for Business 2018Budget Surplus and Reserve Fund, AAA Bond Rating, Corporate Tax Cuts scheduled through 2022MichiganRanked 4th in Cost of Living by CNBC’s Ranking of America’s Top States for Business 2018Dynamic Growth Markets in Western Michigan  *  Indiana and MichiganGreat States to Conduct Business

 *  Footnote Index  Slide 9(1) Based on the daily trading volume for the years ended December 31, 2008 and 2018, and the six months ended June 30, 2019, respectively.Financial data in millions, except for stock price, as of December 31, 2008 and 2018, and June 30, 2019, respectively. Slide 10(2) Organic CAGR of 12% represents the organic CAGR for the entire commercial loan portfolio over the time period presented.Slide 11Percent of total commercial loans as of June 30, 2019.The outstanding balances of the commercial loans types presented as of June 30, 2019 are as follows ($’s in thousands):Non-owner Occupied R/E = $663,672Owner Occupied R/E = $474,554Comm. & Industrial = $453,120Lessors – 1-4 Family & Multifamily = $265,802Devel. & Spec Land = $87,907Agricultural = $64,088Lessors – Student Housing = $53,480Slide 14Core net interest margin excludes prepayment penalties on borrowings and acquisition-related purchase accounting adjustments. Core cost of funds includes average balances of non-interest bearing deposits and excludes prepayment penalties on borrowings. (See further in the Appendix for a reconciliation of these non-GAAP amounts to their GAAP counterparts.)Slide 17(3) Core net income and core diluted EPS exclude one-time merger expenses, gain on sale of securities, death benefit of bank owned life insurance, prepayment penalties on borrowings, gain on the remeasurement of equity interest in Lafayette Community Bancorp and tax reform bill impact, net of tax. (See further in the Appendix for a reconciliation of these non-GAAP amounts to their GAAP counterparts.)

 *  Footnote Index (cont.)  Slide 18(4) Core net income and core diluted EPS exclude one-time merger expenses, gain on sale of securities and death benefit on bank owned life insurance, net of tax. (See further in the Appendix for a reconciliation of these non-GAAP amounts to their GAAP counterparts.)Slide 19(5) Mortgage Revenue is defined as interest and fee income from mortgage warehouse loans plus gain on sale of mortgage loans.Slide 20(6) Adjusted efficiency ratio excludes prepayment penalties on borrowings, gain on sale of securities, death benefit on bank owned life insurance and gain on the remeasurement of equity interest in Lafayette Community Bancorp. (See further in the Appendix for a reconciliation of these non-GAAP amounts to their GAAP counterparts.)Slide 21Core diluted EPS exclude one-time merger expenses, gain on sale of securities, death benefit on bank owned life insurance, prepayment penalties on borrowings, gain on the remeasurement of equity interest in Lafayette Community Bancorp and tax reform bill impact, net of tax. (See further in the Appendix for a reconciliation of these non-GAAP amounts to their GAAP counterparts.)Slide 22Dividend amounts for the years 2014 through 2018 are annual amounts and have been adjusted for the following stock splits: December 2011 3:2, November 2012 3:2, November 2016 3:2 and June 2018 3:2.The dividend amount for “2019 Annualized” is the annualized dividend amount for 2019. The average daily volume for “2019 Annualized” is the average daily volume during the first six months of 2019. Slide 24Transaction pricing is based on Horizon Bancorp, Inc.’s closing price of $16.95 as of October 26, 2018.Slide 27(7) All Key Markets are MSAs, except for Northwest Indiana which consists of Lake and Porter Counties.(8) Deposit Market Share as of June 30, 2018.(9) Large Institutions defined as total assets greater than or equal to $10.0 billion at June 30, 2018.

 *  Footnote Index (cont.)  Slide 28(10) Columbus location closed February 2018.Slide 29(11) Indiana and Michigan commercial banks, savings banks and savings & loan institutions as of December 31st of each respective year.At December 31, 2018, commercial banks, savings banks and savings & loan institutions totaled 438 and 183 in Illinois and Ohio, respectively. Horizon estimates eight opportunities per year in Illinois and five opportunities per year in Ohio.Slide 30Core net income excludes one-time merger expenses, gain on sale of securities and death benefit on bank owned life insurance, net of tax. (See further in the Appendix for a reconciliation of these non-GAAP amounts to their GAAP counterparts.)Slide 35The efficiency ratios presented on this slide are based on S&P Global Market Intelligence’s definition of efficiency ratio which is the following: Noninterest expense before foreclosed property expense, amortization of intangibles, and goodwill impairments as a percent of net interest income (fully taxable equivalent, if available) and noninterest revenues, excluding only gains from securities transactions and nonrecurring items.Slide 37As of June 30, 2019. SNL U.S. Bank includes all Major Exchange Banks in SNL’s coverage universe.Slide 44-48Use of Non-GAAP Financial MeasuresCertain information set forth in the presentation materials refers to financial measures determined by methods other than in accordance with GAAP. Horizon believes these non-GAAP financial measures are helpful to investors and provide a greater understanding of our business without giving effect to purchase accounting impacts and one-time acquisition and other non-recurring costs and non-core items. These measures are not necessarily comparable to similar measures that may be presented by other companies and should not be considered in isolation or as a substitute for the related GAAP measure.

 *  Non-GAAP Reconciliations(Dollars in Thousands, Except per Share Data; Unaudited)

 *  Non-GAAP Reconciliations(Dollars in Thousands, Except per Share Data; Unaudited)

 *  Non-GAAP Reconciliations(Dollars in Thousands, Except per Share Data; Unaudited)

 *  Non-GAAP Reconciliations(Dollars in Thousands, Except per Share Data; Unaudited)

 *  Non-GAAP Reconciliations(Dollars in Thousands, Except per Share Data; Unaudited)